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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


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         Date of Report (Date of earliest event reported): November 4, 1998



                           Ibis Technology Corporation
                           ---------------------------
             (Exact name of registrant as specified in its charter)



Massachusetts                       0-23150                    04-2987600
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(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)             Identification No.)
incorporation)


         32 Cherry Hill Drive, Danvers, Massachusetts          01923
         -----------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)


         Registrant's telephone number, including area code: (978) 777-4247
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Item 5.   Other Events.

          On November 4, 1998, the Registrant publicly disseminated a press release announcing its financial results for the third quarter and nine months ended September 30, 1998. Total revenues for the third quarter ended September 30, 1998 increased by 126% to $4,888,000 from $2,163,000 reported in the comparable 1997 quarter. For the first nine months of 1998, total revenues increased by 128% to $11,888,000 from $5,214,000 reported for the first nine months of 1997. Net income for the 1998 third quarter increased 123% to $95,000, or $0.01 per share, compared to a net loss of $420,000, or $0.07 per share, in the similar period a year ago. For the nine months ended September 30, 1998, net loss decreased to $729,000, or $0.11 per share, compared to a net loss of $1,763,000, or $0.33 per share, a year ago. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.


Item 7.  Financial Statements and Exhibits.

(c)     Exhibit.

        99.1         The Registrant's Press Release dated November 4, 1998.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     IBIS TECHNOLOGY CORPORATION
                                     ---------------------------
                                     (Registrant)



Date: November 5, 1998                  /s/ Debra L. Nelson
                                        -------------------
                                        Debra L. Nelson, Chief Financial Officer



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                                  EXHIBIT INDEX

Exhibit                                                            Sequential
Number                     Description                             Page Number
------                     -----------                             -----------

99.1                       The Registrant's Press Release          5
                           dated November 4, 1998






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